EXHIBIT NO. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-50273 on Form S-8 of our report dated June 4, 2008, appearing in this Annual Report on Form 11-K of The Procter & Gamble Commercial Company Employees’ Savings Plan for the year ended December 31, 2007.

/S/ DELOITTE & TOUCHE LLP
San Juan, Puerto Rico
June 26, 2008